UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Allergan, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Allergan, Inc. (“Allergan”) refers to its press release dated October 9, 2014 filed as Exhibit 99.1 on Form 8-K at: http://www.sec.gov/Archives/edgar/data/850693/000119312514367204/d802328dex991.htm and in particular, the following statements:

•	“Allergan expects non-GAAP diluted EPS attributable to stockholders for the third quarter of 2014 to be between $1.76 and $1.78”

•	“Allergan expects product net sales for the third quarter of 2014 to increase in excess of 17 percent in dollars compared to product net sales for the third quarter of 2013”

•	“Allergan expects non-GAAP diluted EPS attributable to stockholders for full year 2014 to be between $6.20 and $6.25”

•	“Allergan expects product net sales for full year 2014 to increase between 14 and 15 percent in dollars compared to product net sales for full year 2013”

•	“Allergan expects non-GAAP diluted EPS attributable to stockholders for full year 2015 to be approximately $8.60.”

•	“Allergan expects non-GAAP diluted EPS attributable to stockholders for full year 2016 to be approximately $10.25.”

Allergan notes that these EPS and sales expectations reflect current assumptions as to certain business and market conditions that are subject to change, including, but are not limited to:

•	Double digit revenue growth estimated by management from 2014 to 2019 driving growth in non-GAAP diluted EPS in each of those years, including 2015 and 2016;

•	Continued implementation of the Company’s previously announced restructuring plan which it expects to yield annual pretax-savings of approximately $475 million in 2015;

•	Research and development spend to be approximately 13% of product net sales, as targeted by management over the next five years, resulting in additional sales associated with that spend and improved net earnings over that period of time, including 2015 and 2016;

•	Selling, general and administrative expenses to be as targeted by management over the next five years, resulting in improved net earnings over that period of time, including 2015 and 2016;

•	Retention of intellectual property rights that are important to the anticipated sales growth across the Company’s products;

•	Stable reimbursement of pharmaceutical and medical device products by federal and state government authorities, private health insurers and other organizations, including health maintenance and managed care organizations;

•	Preservation of the Company’s reputation among and relationships with physicians, patients and other customers;

•	Absence of unanticipated increases to the Company’s effective tax rate; and

•	Stable global economic conditions and absence of natural disasters and geo-political events that adversely affect our business in the United States or internationally.

These assumptions are subject to the limitations set forth in under “Forward-Looking Statements” below. In particular, they reflect the Allergan management’s analysis of existing trends and information and represent their judgment only as of the date of the press release.

Forward-Looking Statements

This filing contains “forward-looking statements.” Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this filing reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of the press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things, the following: changing competitive, market and regulatory conditions; Allergan’s ability to obtain and maintain adequate protection for its intellectual property rights; the timing and uncertainty of the results of both the research and development and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, political instability, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, fluctuations or devaluations in the value of sovereign government debt, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the U.S. Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2013 Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. Copies of Allergan’s press releases and additional information about Allergan are available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

Important Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. Allergan has filed a solicitation/recommendation statement on Schedule 14D-9, as amended, with the SEC that has been mailed to Allergan’s stockholders. In addition, Allergan has filed a preliminary proxy statement with the SEC on October 6, 2014 and intends to file a definitive proxy statement. Any definitive proxy statement will be mailed to Allergan’s stockholders. INVESTORS AND STOCKHOLDERS OF ALLERGAN ARE ENCOURAGED TO READ THESE AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY MAY FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and stockholders will be able to obtain free copies of these documents as they become available and any other documents filed with the SEC by Allergan at the SEC’s website at www.sec.gov. In addition, copies will also be available at no charge at the Investors section of Allergan’s website at www.allergan.com. Copies of these materials may also be requested from Allergan’s information agent, Innisfree M&A Incorporated, toll-free at 877-800-5187.

Allergan, its directors and certain of its officers and employees are participants in solicitations of Allergan stockholders. Information regarding the names of Allergan’s directors and executive officers and their respective interests in Allergan by security holdings or otherwise is set forth in Allergan’s proxy statement for its 2014 annual meeting of stockholders, filed with the SEC on March 26, 2014, as supplemented by the proxy information filed with the SEC on April 22, 2014. Additional information can be found in Allergan’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on February 25, 2014 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and June 30, 2014, filed with the SEC on May 7, 2014 and August 5, 2014, respectively. To the extent holdings of Allergan’s securities have changed since the amounts printed in the proxy statement for the 2014 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.